                                              AMERICAN SKANDIA TRUST
                                              SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between  American  Skandia  Investment  Services,  Incorporated  (the  "Investment  Manager") and
Sanford C.  Bernstein & Co.,  LLC (the "Value  Sub-Adviser")  and Alliance  Capital  Management  L.P.  (the "Growth
Sub-Adviser") (each a "Sub-Adviser" and collectively, the "Sub-Advisers") .

                                                W I T N E S S E T H
                                                - - - - - - - - - -

WHEREAS,  American Skandia Trust (the "Trust") is a Massachusetts  business trust organized with one or more series of shares and is registered  as an open-end  management  investment  company  under the  Investment  Company Act of
1940, as amended (the "ICA"); and

WHEREAS,  the Investment Manager is an investment adviser registered under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of  Trustees  of the Trust (the  "Trustees")  have  engaged  the  Investment  Manager to act as investment manager for the AST Alliance/  Bernstein Growth + Value Portfolio (the  "Portfolio"),  one series of the
Trust, under the terms of a management agreement,  dated May 1, 2001, with the Trust (the "Management  Agreement");
and

WHEREAS,  the  Investment  Manager,  acting  pursuant  to the  Management  Agreement,  wishes to  engage  the Value
Sub-Adviser to provide  investment  advice and other  investment  services set forth below for the value portion of the Portfolio (the "Value  Portfolio")  which will consist of approximately 50 per cent of the investable assets of the Portfolio and to engage the Growth Sub-Adviser to provide  investment advice and other investment  services for the remainder of the investable  assets of the Portfolio (the "Growth  Portfolio")  (together,  the  "Portfolios"), and the Trustees have approved the  engagement of the  Sub-Advisers,  to provide such  investment  advice and other investment services.

NOW, THEREFORE, the Investment Manager and the Sub-Advisers agree as follows:

1.       Investment  Services.  The  Sub-Advisers  together will  formulate  and implement a continuous  investment
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program for the Portfolio  conforming to the investment  objective,  investment  policies and  restrictions  as set forth in the  Prospectus  and  Statement  of  Additional  Information  of the Trust as in effect  from time to time
(together,  the  "Registration  Statement"),  the Agreement and Declaration of Trust and By-laws of the Trust,  and any  investment  guidelines  or other  instructions  received by the  Sub-Advisers  in writing from the  Investment
Manager from time to time.  Any  amendments to the foregoing  documents  will not be deemed  effective with respect to either of the Sub-Advisers  until such  Sub-Adviser's  receipt thereof.  The appropriate  officers and employees of the  Sub-Advisers  will be  available  to consult  with the  Investment  Manager,  the Trust and the Trustees at
reasonable  times and upon  reasonable  notice  concerning  the  business  of the Trust,  including  valuations  of securities  which are not  registered  for public sale,  not traded on any  securities  market or otherwise  may be deemed illiquid for purposes of the ICA;  provided it is understood that the  Sub-Advisers  are not responsible for daily pricing of the Portfolio's assets.

         Subject  to the  supervision  and  control  of the  Investment  Manager,  which in turn is  subject to the supervision  and control of the Trustees,  the  Sub-Advisers  in their  discretion will determine which issuers and securities will be purchased,  held,  sold or exchanged by the portions of the Portfolio under their  management or otherwise  represented in the Portfolio's  investment  portfolios from time to time and,  subject to the provisions of  paragraphs 3 and 4 of this  Agreement,  will place orders with and give  instructions  to brokers,  dealers and others for all such  transactions  and cause such  transactions  to be  executed.  Either of the  Sub-Advisers  may delegate its investment  advisory and other  responsibilities  and duties hereunder to an affiliated person of such
Sub-Adviser,  subject to such Sub-Adviser  retaining overall  responsibility  for such powers and functions and any and all obligations and liabilities in connection  therewith.  The Value  Sub-Adviser  shall be responsible for and supervise the activities of the Sub-Advisers,  including the Sub-Advisers'  compliance  responsibilities  hereunder and  allocation  of Portfolio  assets  between the Growth and Value  Portfolios  as  described in the  Registration
Statement.  The Sub-Advisers  shall be jointly  responsible for the provision of the investment  advisory and other services  contemplated  by this  Agreement.  Custody of the Portfolio  will be maintained by a custodian  bank (the
"Custodian")  and the  Investment  Manager  will  authorize  the  Custodian  to honor  orders and  instructions  by employees of the Sub-Advisers  designated by the  Sub-Advisers to settle  transactions in respect of the Portfolios under their  respective  management,  and to honor orders and  instructions  by employees of the Value  Sub-Adviser regarding  allocation of daily net Portfolio  purchase proceeds between the Growth and Value Portfolios.  No assets may be withdrawn from the Portfolio  other than for settlement of  transactions  on behalf of the Portfolio  except upon the  written  authorization  of  appropriate  officers of the Trust who shall have been  certified  as such by proper authorities of the Trust prior to the withdrawal.

         The Sub-Advisers  will not be responsible for the provision of  administrative,  bookkeeping or accounting services to the Portfolio  except as specifically  provided  herein,  as required by the ICA or the Advisers Act or as may be necessary for the  Sub-Advisers  to supply to the Investment  Manager,  the Portfolio or the  Portfolio's
shareholders  the  information  required to be  provided  by the  Sub-Advisers  hereunder.  Any records  maintained hereunder shall be the property of the Portfolio and surrendered promptly upon request.

         In  furnishing  the services  under this  Agreement,  the  Sub-Advisers  will comply with and use its best efforts to enable the  Portfolio to conform to the  requirements  of: (i) the ICA and the  regulations  promulgated thereunder;  (ii)  Subchapter M of the Internal  Revenue Code and the  regulations  promulgated  thereunder;  (iii)
other  applicable  provisions of state or federal law; (iv) the Agreement and  Declaration  of Trust and By-laws of the Trust;  (v) policies and  determinations  of the Trust and the Investment  Manager provided to the Sub-Advisers in writing;  (vi) the  fundamental  and  non-fundamental  investment  policies and  restrictions  applicable to the
Portfolio,  as set out in the  Registration  Statement of the Trust in effect,  or as such investment  policies and restrictions  from time to time may be amended by the Portfolio's  shareholders or the Trustees and communicated to the  Sub-Advisers  in  writing;  (vii) the  Registration  Statement;  and  (viii)  investment  guidelines  or other instructions  received in writing from the Investment  Manager.  Notwithstanding  the foregoing,  the  Sub-Advisers shall have no  responsibility  to monitor  compliance with limitations or restrictions  for which  information from the Investment  Manager or its authorized agents is required to enable the Sub-Advisers to monitor  compliance with such  limitations  or  restrictions  unless  such  information  is  provided to the  Sub-advisers  in writing.  The
Sub-Advisers shall supervise and monitor the activities of their respective  representatives,  personnel and agents in connection with the investment program of the Portfolio.

         Nothing in this  Agreement  shall be implied  to  prevent  the  Investment  Manager  from  engaging  other sub-advisers  to provide  investment  advice and other  services to the Portfolio or to series or portfolios of the
Trust for which the  Sub-Advisers  do not  provide  such  services,  or to  prevent  the  Investment  Manager  from providing  such  services  itself in relation to the  Portfolio  or such other series or  portfolios.  In the event that the Investment  Manager  engages  another  sub-adviser  to provide  investment  advice and/or  services to the
Portfolio or to the Portfolios,  the Investment  Manager agrees to provide the Sub-Advisers  with written notice of such engagement.

         The  Sub-Advisers  shall be responsible  for exercising any voting rights on any securities  held by their respective  Portfolios of the Portfolio.  The  Sub-Advisers  shall be responsible for the preparation and filing of
Schedule 13G and Form 13-F  reflecting the Portfolio's  securities  holdings as part of the  Sub-Advisers'  overall holdings.  The  Sub-Advisers  shall not be responsible for the preparation or filing of any other reports  required of the Portfolio by any governmental or regulatory agency, except as expressly agreed in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Advisers,   at  their  expense,  will  furnish  all  necessary
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investment  facilities,  including  salaries of  personnel,  required for them to execute their  respective  duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the investment and  reinvestment  of the assets
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of the Portfolio,  the  Sub-Advisers  are responsible for the selection of  broker-dealers  to execute purchase and sale  transactions  for their  respective  Portfolios  of the  Portfolio in  conformity  with the policy  regarding brokerage as set forth in the Registration  Statement,  or as the Trustees may determine from time to time, as well
as  the  negotiation  of  brokerage   commission  rates  with  such  executing   broker-dealers.   Generally,   the
Sub-Advisers' primary consideration in placing Portfolio investment  transactions with broker-dealers for execution will be to obtain,  and maintain the  availability  of, best execution at the best available  price.  To the extent permitted by  applicable  law, the Value  Sub-Adviser  may receive  investment  transactions/instructions  from the
Growth Sub-Adviser for execution on behalf of the Growth Portfolio.

         Consistent with this policy,  the  Sub-Advisers,  in selecting  broker-dealers  and negotiating  brokerage commission  rates,  will take all relevant  factors  into  consideration,  including,  but not limited to: the best price  available;  the  reliability,  integrity  and  financial  condition  of the  broker-dealer;  the size of and difficulty  in  executing  the  order;  and the value of the  expected  contribution  of the  broker-dealer  to the investment  performance  of the Portfolio on a continuing  basis.  Subject to such  policies and  procedures as the
Trustees  may  determine,  the  Sub-Advisers  shall  have  discretion  to effect  investment  transactions  for the respective  Portfolios of the Portfolio under their management  through  broker-dealers  (including,  to the extent permissible  under  applicable  law,  broker-dealers  affiliated  with the  Sub-Advisers)  qualified to obtain best execution of such  transactions  who provide  brokerage and/or research  services,  as such services are defined in
Section 28(e) of the  Securities  Exchange Act of 1934, as amended (the "1934 Act"),  and to cause the Portfolio to pay any such broker-dealers an amount of commission for effecting a portfolio  investment  transaction in excess of the  amount of  commission  another  broker-dealer  would have  charged  for  effecting  that  transaction,  if the
Sub-Advisers  determine in good faith that such amount of  commission is reasonable in relation to the value of the brokerage  or  research  services  provided  by such  broker-dealer,  viewed  in terms of  either  that  particular investment  transaction  or the  Sub-Advisers'  overall  responsibilities  with respect to the  Portfolio and other accounts as to which the Sub-Advisers  exercise investment  discretion (as such term is defined in Section 3(a)(35)
of  the  1934  Act).  Allocation  of  orders  placed  by the  Sub-Advisers  on  behalf  of the  Portfolio  to  such broker-dealers  shall be in such  amounts and  proportions  as the  Sub-Advisers  shall  determine in good faith in conformity with its  responsibilities  under applicable laws, rules and regulations.  The Sub-Advisers  will submit joint  or  individual  reports  on such  allocations  to the  Investment  Manager  regularly  as  requested  by the
Investment  Manager,  in  such  form  as  may  be  mutually  agreed  to  by  the  parties  hereto,  indicating  the broker-dealers to whom such allocations have been made and the basis therefor.

         Subject to the  foregoing  provisions of this  paragraph 3, the  Sub-Advisers  may also consider  sales of shares of the Portfolio and of other  portfolios of the Trust managed by either  Sub-Adviser  or their  affiliates, or may consider or follow  recommendations of the Investment Manager that such sales take into account,  as factors in the selection of broker-dealers to effect the Portfolio's  investment  transactions.  Notwithstanding the above, nothing  shall  require the  Sub-Advisers  to use a  broker-dealer  which  provides  research  services or to use a particular broker-dealer which the Investment Manager has recommended.

         In lieu of selecting  broker-dealers to execute transactions for the Portfolio,  the Value Sub-Adviser may execute such transactions for the Portfolio  provided that the Value  Sub-Adviser  "steps-out" such transactions to the  broker-dealers  selected  by the Value  Sub-Adviser.  A step-out  is a service  provided by the New York Stock
Exchange and other markets  which allows the Value  Sub-Adviser  to provide the  Portfolio  with the benefit of the
Value Sub-Adviser's  execution  capabilities at no additional charge and then transfer or step-out the confirmation and settlement  responsibilities  of such transactions to the  broker-dealer(s)  selected by the Value Sub-Adviser.
In connection with a step-out,  transaction  charges shall be paid by the Portfolio to the broker-dealers  selected by the Value Sub-Adviser and not to the Value Sub-Adviser.

         In  addition  to  selecting  brokers  or  dealers to execute  transactions  for the  Portfolio,  the Value
Sub-Adviser may,  subject to its duty to seek best execution at the best available price,  also act as a broker for the Portfolio from time to time at rates not exceeding the usual and customary broker's  commission.  Under Federal law, the Value  Sub-Adviser must obtain the Investment  Manager's  consent to effect agency cross  transactions for the Portfolio,  which consent is hereby granted. The Value Sub-Adviser represents,  warrants and covenants that all agency cross  transactions for the Portfolio will be effected by the Value Sub-Adviser  strictly in accordance with
Rule  206(3)-2  under the Advisers Act. An agency cross  transaction  is where the Value  Sub-Adviser  purchases or sells  securities  from or to a  non-managed  account on behalf of a client's  managed  account.  Pursuant  to this consent,  the Value  Sub-Adviser will only effect an agency cross  transaction for the Portfolio with a non-managed account.  When the Value  Sub-Adviser  crosses  transactions in connection with a step-out,  the Value  Sub-Adviser will receive a commission  from the transaction  only with respect to the non-managed  account and will not receive a commission from the transaction  with respect to the Portfolio.  In an agency cross  transaction  where the Value
Sub-Adviser acts as broker for the Portfolio,  the Value  Sub-Adviser  receives  commissions from both sides of the trade and there is a potentially  conflicting  division of loyalties and  responsibilities.  However, as both sides to the trade  want to  execute  the  transaction  at the best  price  without  moving  the  market  price in either direction,  the Value  Sub-Adviser  believes that an agency cross  transaction  will aid both sides to the trade in obtaining  the best price for the trade.  THE TRUST OR THE  INVESTMENT  MANAGER MAY REVOKE THIS  CONSENT BY WRITTEN
NOTICE TO THE VALUE SUB-ADVISER AT ANY TIME.

4.       Re-Allocation  of  Portfolio  Assets.  The Value  Sub-Adviser  shall  furnish  and  maintain  systems  and
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procedures to monitor and maintain as reasonably  practicable an allocation of net assets of the Portfolio  between the Value  Portfolio and the Growth  Portfolio to conform to the investment  objectives  and policies  described in the Registration  Statement,  as may be necessary (the "Target Allocation").  Purchases and sales of securities for the Portfolio  resulting from purchases and  redemptions  of Portfolio  shares shall be coordinated  and managed by the Sub-Advisers  for purposes of maintaining the Target  Allocation.  The  Sub-Advisers  shall cooperate with each other and take any and all such actions as may be necessary or appropriate  for purposes of maintaining  the Target
Allocation.

5.       Reports by the  Sub-Advisers.  The Sub-Advisers  shall furnish the Investment  Manager  individual  and/or
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joint monthly,  quarterly and annual reports,  as may reasonably be requested by the Investment  Manager concerning the  transactions,  performance,  and  compliance of the Portfolio so that the  Investment  Manager may review such matters  and  discuss  the  management  of the  Portfolio.  The  Sub-Advisers  shall  permit the books and  records maintained  with respect to the  Portfolio  to be inspected  and audited by the Trust,  the  Investment  Manager or their  respective  agents at all  reasonable  times during  normal  business  hours upon  reasonable  notice.  Each
Sub-Adviser  severally  shall  immediately  notify both the  Investment  Manager and the Trust of any legal process served upon it in connection  with its activities  hereunder,  including any legal process served upon it on behalf of the  Investment  Manager,  the  Portfolio,  the  Value  Portfolio,  the  Growth  Portfolio  or the  Trust.  Each
Sub-Adviser  severally  shall  immediately  notify the  Investment  Manager of (1) any  changes in any  information regarding  each  Sub-Adviser or the  investment  program for the Portfolio  required to be disclosed in the Trust's
Registration  Statement,  or (2) any  violation  of any  requirement,  provision,  policy or  restriction  that the
Sub-Advisers are required to comply with under Section 1 of this Agreement.

6.       Compensation of the  Sub-Advisers.  The amount of the  compensation to each  Sub-Adviser is computed at an
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annual  rate.  The fee  shall be  payable  monthly  in  arrears,  based on the  average  daily  net  assets of each
Portfolio  for each  month,  at the  annual  rate set forth in  Exhibit  A to this  Agreement.  For  administrative convenience, the parties may agree to have the aggregate fee due to the Sub-Advisers remitted to one Sub-Adviser.

         In  computing  the fee to be paid to each  Sub-Adviser,  the net asset  value of each  Portfolio  shall be valued as set forth in the  Registration  Statement.  If this Agreement is terminated,  the payment of compensation described herein shall be prorated to the date of termination.

         The  Investment  Manager shall not be considered as a partner or  participant  in a joint venture with the
Sub-Advisers.  The  Sub-Advisers  will pay their own  expenses  for the  services to be  provided  pursuant to this
Agreement  and will not be obligated to pay any expenses of the  Investment  Manager,  the  Portfolio or the Trust.
Except as otherwise  specifically  provided herein, the Investment Manager, the Portfolio and the Trust will not be obligated to pay any expenses of either Sub-Adviser.

7.       Delivery of Documents to the  Sub-Advisers.  The Investment  Manager has furnished the  Sub-Advisers  with
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true, correct and complete copies of each of the following documents:

         (a)      The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

         (b)      The By-laws of the Trust, as in effect on the date hereof;

         (c)      The  resolutions  of the Trustees  approving  the  engagement  of the  Sub-Advisers  as portfolio managers of the Portfolio and approving the form of this Agreement;
                         -

         (d)      The  resolutions of the Trustees  selecting the Investment  Manager as investment  manager to the
                  Portfolio and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Trust and of the Investment Manager, as in effect on the date hereof;

(g)      The Registration Statement; and

         (h)      A list of companies the securities of which are not to be bought or sold for the Portfolio.

         The Investment  Manager will furnish the Sub-Advisers  from time to time with copies,  properly  certified or otherwise  authenticated,  of all  amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements  as to items (a) through (g) above will be provided  within 30 days of the time such  materials  become available to the  Investment  Manager.  Such  amendments or  supplements  as to item (h) above will be provided not later than the end of the business day next following the date such  amendments or supplements  become known to the
Investment  Manager.  Any amendments or  supplements to the foregoing will not be deemed  effective with respect to the  Sub-Advisers  until the Value  Sub-Adviser's  receipt  thereof.  The  Investment  Manager  will  provide  such additional  information  as the  Sub-Advisers  may  reasonably  request in connection  with the  performance of its duties hereunder.

8.       Delivery of Documents to the Investment  Manager.  Each  Sub-Adviser has furnished the Investment  Manager
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with true, correct and complete copies of each of the following documents:

(a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

(b)      The Sub-Adviser's most recent balance sheet;

(c)      Separate  lists of persons who each  Sub-Adviser  wishes to have  authorized  to give written  and/or oral instructions to Custodians of Trust assets for the Portfolio; and

(d)      The Code of Ethics of each Sub-Adviser, as in effect on the date hereof.

         Each Sub-Adviser  will furnish the Investment  Manager from time to time with copies,  properly  certified or otherwise  authenticated,  of all  amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be provided within 30 days of the time such materials become  available to the  Sub-Advisers.  Any amendments or  supplements to the foregoing  will not be deemed  effective  with respect to the Investment  Manager until the Investment  Manager's receipt thereof.  Each Sub-Adviser  severally will provide  additional  information as the Investment Manager may reasonably  request in connection with each  Sub-Adviser's  performance of its duties under this Agreement.

9.       Confidential  Treatment.  Except  as may be  required  by law,  the  parties  hereto  understand  that any
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information  or  recommendation  supplied  by  either  Sub-Adviser  in  connection  with the  performance  of their obligations  hereunder is to be regarded as confidential and for use only by the Investment  Manager,  the Trust or such persons the Investment  Manager may designate in connection  with the Portfolio.  The parties also  understand that any  information  supplied  to either  Sub-Adviser  in  connection  with the  performance  of its  obligations hereunder,  particularly,  but not  limited  to,  any list of  securities  which  may not be bought or sold for the
Portfolio,  is to be  regarded  as  confidential  and for use  only  by the  Sub-Adviser  in  connection  with  its obligation to provide investment advice and other services to the Portfolio.

10.      Representations  of the Parties.  Each party hereto hereby  further  represents  and warrants to the other
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that:  (i) it is  registered  as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best  efforts to  maintain  each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will  promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended  for any reason,  or if it is notified by any  regulatory organization  or court of  competent  jurisdiction  that it should  show cause why its  registration  should not be suspended  or  terminated;  and  (iv) it is duly  authorized  to enter  into  this  Agreement  and to  perform  its obligations hereunder.

         Each Sub-Adviser  further  represents that it has adopted a written Code of Ethics in compliance with Rule
17j-1(b)  of the ICA.  Each  Sub-Adviser  shall be  subject  to such Code of Ethics and shall not be subject to any other Code of Ethics,  including  the  Investment  Manager's  Code of Ethics,  unless  specifically  adopted by the
Sub-Adviser.  The Investment  Manager further  represents and warrants to each Sub-Adviser that (i) the appointment of the  Sub-Adviser by the Investment  Manager has been duly  authorized and (ii) it has acted and will continue to act in connection with the transactions  contemplated  hereby,  and the  transactions by the Investment  Manager or
Portfolio  contemplated  hereby  are,  in  conformity  with the ICA,  the  Trust's  governing  documents  and other applicable law.

11.      Liability.  In the absence of willful  misfeasance,  bad faith, gross negligence or reckless disregard for
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their  obligations  hereunder,  the Sub-Advisers  shall not be liable to the Trust, the Portfolio,  the Portfolio's
     --
shareholders  or the Investment  Manager for any act or omission  resulting in any loss suffered by the Trust,  the
Portfolio,  the Portfolio's  shareholders  or the Investment  Manager in connection with any service to be provided herein.  The Federal laws impose  responsibilities  under certain  circumstances  on persons who act in good faith, and  therefore,  nothing  herein shall in any way  constitute a waiver or limitation of any rights which the Trust, the Portfolio or the Investment  Manager may have under  applicable  law. The liability of the  Sub-Advisers  under this Agreement shall be joint and several.

12.      Other  Activities of the  Sub-Advisers.  The Investment  Manager agrees that the  Sub-Advisers  and any of
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their partners or employees,  and persons  affiliated  with the  Sub-Advisers or with any such partner or employee, may  render  investment  management  or  advisory  services  to other  investors  and  institutions,  and that such investors and institutions may own,  purchase or sell,  securities or other interests in property that are the same as,  similar to, or different from those which are selected for purchase,  holding or sale for the  Portfolio.  The
Investment  Manager further  acknowledges  that the Sub-Advisers  shall be in all respects free to take action with respect  to  investments  in  securities  or other  interests  in  property  that are the same as,  similar  to, or different from those selected for purchase,  holding or sale for the Portfolio.  The Investment Manager understands that the  Sub-Advisers  shall not favor or  disfavor  any of the  Sub-Advisers'  clients or class of clients in the allocation of investment  opportunities,  so that to the extent  practical,  such  opportunities  will be allocated among the  Sub-Advisers'  clients over a period of time on a fair and equitable  basis.  Nothing in this  Agreement shall impose upon the  Sub-Advisers  any obligation to (i) purchase or sell, or recommend for purchase or sale, for the Portfolio any security which the  Sub-Advisers,  their  partners,  affiliates or employees may purchase or sell for the  Sub-Advisers  or such  partner's,  affiliate's  or employee's own accounts or for the account of any other client of the  Sub-Advisers,  advisory or  otherwise,  or (ii) to abstain from the purchase or sale of any security for the Sub-Advisers'  other clients,  advisory or otherwise,  which the Investment  Manager has placed on the list provided pursuant to paragraph 7(h) of this Agreement.

13.      Continuance  and  Termination.  This Agreement shall remain in full force and effect for one year from the
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date hereof,  and is renewable  annually  thereafter by specific  approval of the Trustees or by vote of a majority of the  outstanding  voting  securities  of the  Portfolio.  Any such  renewal  shall be  approved by the vote of a majority of the Trustees who are not  interested  persons under the ICA, cast in person at a meeting called for the purpose  of  voting  on  such  renewal.  This  Agreement  may be  terminated  without  penalty  at any  time by the
Investment Manager or each Sub-Adviser upon 60 days written notice,  and will automatically  terminate in the event of (i) its  "assignment"  by each party to this  Agreement,  as such term is  defined  in the ICA,  subject to such exemptions as may be granted by the Securities and Exchange  Commission by rule,  regulation or order, or (ii) upon termination of the Management Agreement, provided that each Sub-Adviser has received prior written notice thereof.

14.      Notification.  Each Sub-Adviser will notify the Investment  Manager within a reasonable time of any change
         ------------
in the  personnel  of the  Sub-Adviser  with  responsibility  for making  investment  decisions  in relation to the
Portfolio (the  "Portfolio  Manager(s)") or who have been  authorized to give  instructions  to the Custodian.  The
Growth  Sub-Adviser  will notify the Investment  Manager of any changes in the  membership of its general  partners within a  reasonable  time  after such  change.  The  Sub-Advisers  shall be  responsible  jointly  for  reasonable out-of-pocket  costs and  expenses  incurred by the  Investment  Manager,  the  Portfolio  or the Trust to amend or supplement  the Trust's  Prospectus  to reflect a change in  Portfolio  Manager(s)  or otherwise to comply with the
ICA,  the  Securities  Act of 1933,  as amended  (the "1933 Act") or any other  applicable  statute,  law,  rule or regulation,  as a result of such change;  provided,  however,  that the  Sub-Advisers  shall not be responsible for such costs and expenses  where the change in Portfolio  Manager(s)  reflects the  termination  of employment of the
Portfolio  Manager(s) with the  Sub-Advisers  and their  affiliates or is the result of a request by the Investment
Manager or is due to other circumstances beyond the Sub-Advisers' control.

         Any notice,  instruction or other  communication  required or  contemplated  by this Agreement shall be in writing.  All such  communications  shall be  addressed to the  recipient at the address set forth below,  provided that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Value Sub-Adviser:         Sanford C. Bernstein & Co., LLC
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  J. Philip Clark

                           With Copy to:  Louis T. Mangan, Senior Vice President and Counsel

Growth Sub-Adviser:        Alliance Capital Management L.P.
                           1345 Avenue of the Americas
                           New York, NY 10105
                           Attention:  Richard Winge

                           With Copy to:  Mark R. Manley, Senior Vice President and Counsel

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  Edward P. Macdonald, Esq.

15.      Indemnification.  The  Sub-Advisers,  jointly and  severally,  agree to  indemnify  and hold  harmless the
         ---------------
Investment  Manager,  any affiliated person within the meaning of Section 2(a)(3) of the ICA ("affiliated  person")
of the Investment  Manager and each person,  if any who, within the meaning of Section 15 of the 1933 Act, controls
("controlling  person")  the  Investment  Manager,  against any and all losses,  claims,  damages,  liabilities  or litigation  (including  reasonable  legal and other expenses),  to which the Investment  Manager or such affiliated person or  controlling  person of the  Investment  Manager  may become  subject  under the 1933 Act,  the ICA,  the
Advisers Act,  under any other statute,  law, rule or regulation at common law or otherwise,  arising out of either
Sub-Adviser's  responsibilities  hereunder  (1) to the  extent of and as a result of the  willful  misconduct,  bad faith, or gross  negligence by such  Sub-Adviser,  any of the  Sub-Advisers'  employees or  representatives  or any affiliate  of or any person  acting on behalf of such  Sub-Adviser,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material  fact  contained in the  Registration  Statement,  including any amendment thereof or any supplement  thereto,  or the omission or alleged  omission to state therein a material fact required to be stated  therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made in reliance  upon and in  conformity  with  written  information  furnished by either  Sub-Adviser  to the
Investment Manager,  the Portfolio,  the Trust or any affiliated person of the Investment Manager, the Portfolio or the Trust or upon verbal  information  confirmed by such Sub-Adviser in writing,  or (3) to the extent of, and as a result  of,  the  failure  of  either  Sub-Adviser  to  execute,  or cause  to be  executed,  portfolio  investment transactions  according to the requirements of the ICA;  provided,  however,  that in no case is the  Sub-Adviser's
                                                         --------   -------
joint and several indemnity in favor of the Investment  Manager or any affiliated  person or controlling  person of the  Investment  Manager  deemed to protect  such person  against  any  liability  to which any such  person  would otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence  in the  performance  of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless each  Sub-Adviser,  any affiliated person of each  Sub-Adviser and each controlling  person of each  Sub-Adviser,  if any,  against any and all losses,  claims, damages,  liabilities or litigation (including  reasonable legal and other expenses),  to which such Sub-Adviser or such affiliated  person or controlling  person of each  Sub-Adviser may become subject under the 1933 Act, the ICA, the Advisers Act, under any other  statute,  law, rule or  regulation,  at common law or otherwise,  arising out of the  Investment  Manager's  responsibilities  as investment  manager of the Portfolio (1) to the extent of and as a result of the willful misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment
Manager's  employees  or  representatives  or any  affiliate  of or any person  acting on behalf of the  Investment
Manager,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material fact contained in the Registration  Statement,  including any amendment thereof or any supplement  thereto or the omission or alleged omission  to state  therein a material  fact  required  to be stated  therein or  necessary  to make the  statement therein not  misleading,  if such a statement  or omission was made other than in reliance  upon and in  conformity with written  information  furnished by either  Sub-Adviser,  or any affiliated person of such Sub-Adviser or other than upon verbal information  confirmed by such Sub-Adviser in writing;  provided,  however, that in no case is the
                                                                         --------   -------
Investment  Manager's  indemnity in favor of such  Sub-Adviser  or any affiliated  person or controlling  person of each  Sub-Adviser  deemed to protect such person against any liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence  in the  performance  of its duties or by reason of its  reckless  disregard  of its  obligations  and duties  under this  Agreement.  It is agreed  that the
Investment  Manager's  indemnification  obligations  under  this  Section  15 will  extend  to  expenses  and costs
(including  reasonable  attorneys fees) incurred by either Sub-Adviser as a result of any litigation brought by the
Investment  Manager  alleging  such  Sub-Adviser's  failure to  perform  its  obligations  and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

16.      Conflict of Laws.  The provisions of this Agreement  shall be subject to all  applicable  statutes,  laws,
         ----------------
rules  and  regulations,  including,  without  limitation,  the  applicable  provisions  of the ICA and  rules  and regulations  promulgated  thereunder.  To the extent that any provision  contained  herein  conflicts with any such applicable  provision of law or regulation,  the latter shall  control.  The terms and provisions of this Agreement shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.

17.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated
         --------------------------
only by an instrument in writing  signed by the party against which  enforcement of the change,  waiver,  discharge or  termination  is  sought.  This  Agreement  (including  Exhibit A hereto)  may be amended at any time by written mutual consent of the parties,  subject to the  requirements of the ICA and rules and  regulations  promulgated and orders granted thereunder.

18.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance
         --------------------
with, the laws of the State of Connecticut.

                                    (Balance of Page Left Blank Intentionally)

19.      Severability.  Each  provision of this  Agreement is intended to be  severable.  If any  provision of this
         ------------
Agreement is held to be illegal or made invalid by court decision,  statute, rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this Agreement is May 1, 2001.

FOR THE INVESTMENT MANAGER:

AMERICAN SKANDIA INVESTMENT SERVICES, INCORPPRATED

___________________________________
John Birch
Senior Vice President & Chief Operating Officer

Date:    ____________________________

Attest:  ____________________________

FOR THE VALUE SUB-ADVISER:

SANFORD C. BERNSTEIN & CO., LLC

__________________________________
Name:
Title:

Date:    ____________________________

Attest:  ____________________________

FOR THE GROWTH SUB-ADVISER:

ALLIANCE CAPITAL MANAGEMENT L.P.

BY:      Alliance Capital Management
         Corporation, its General Partner

___________________________________
Mark R. Manley
Assistant Secretary

Date:    ____________________________

Attest:  ____________________________

                                              American Skandia Trust
                                  AST Alliance/Bernstein Growth + Value Portfolio
                                              Sub-Advisory Agreement

                                                     EXHIBIT A
                                                     ---------

The following annual rate is applicable to the Growth Sub-Adviser:
------------------------------------------------------------------

         An annual rate equal to .40% of the combined average daily net assets of the Growth Portfolio of the
Portfolio and the Growth Portfolio of the series of American Skandia Advisor Funds that is managed by the
Sub-Adviser and identified by the Sub-Adviser and the Investment Manager as being similar to the Portfolio
(specifically, the Growth portion of the ASAF Alliance/Bernstein Growth + Value Fund).

The following annual rate is applicable to the Value Sub-Adviser:
-----------------------------------------------------------------

         An annual rate equal to .40% of the combined average daily net assets of the Value Portfolio of the
Portfolio and the Value Portfolio of the series of American Skandia Advisor Funds that is managed by the
Sub-Adviser and identified by the Sub-Adviser and the Investment Manager as being similar to the Portfolio
(specifically, the Value portion of the ASAF Alliance/Bernstein Growth + Value Fund).